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                                                                       EXHIBIT 1


                            JOINT FILING AGREEMENT


    The undersigned hereby consent to the joint filing by any of them of a Statement on Schedule 13D and any amendments thereto, whether heretofore or hereafter filed, relating to the common stock, par value $0.001 per share, of DSP Communications, Inc.

Dated:  November 6, 1997


                                            /s/ Davidi Gilo
                                            --------------------------------
                                            DAVIDI GILO


                                            HARMONY MANAGEMENT, INC.


                                            By:  /s/ Davidi Gilo
                                                 ---------------------------
                                                 Davidi Gilo, President


                                            THE DAVIDI AND SANDRA GILO TRUST


                                            By:  /s/ Davidi Gilo
                                                 ---------------------------
                                                 Davidi Gilo, Trustee


                                            GILO FAMILY FOUNDATION


                                            By:  /s/ Davidi Gilo
                                                 ---------------------------
                                                 Davidi Gilo, President